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                                                                      EXHIBIT 23





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Helen of Troy Limited:


We consent to incorporation by reference in the registration statements No. 33-75832, No. 333-11181, No. 333-67349, No. 333-67369, No. 333-90776, and No.
333-103825 on Form S-8, and the registration statement No. 333-99295 on Form S-3, of Helen of Troy Limited of our report dated May 13, 2003, relating to the consolidated balance sheets of Helen of Troy Limited and subsidiaries as of February 28, 2003 and February 28, 2002, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended February 28, 2003, which report appears in the February 28, 2003 annual report on Form 10-K of Helen of Troy Limited and which includes an explanatory paragraph regarding the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

El Paso, Texas
May 28, 2003